Exhibit 99.1

Gladstone Investment Enters into a $100 million Credit Facility

McLean, VA, October 23, 2006: Gladstone Investment Corp. (Nasdaq: GAIN) today announced that on October 19, 2006, the Company entered into a credit agreement arranged by Deutsche Bank, A.G. as administrative agent through its subsidiary Gladstone Business Investment LLC.  The agreement provides Gladstone Investment with a revolving credit facility of $100 million that it will use to make loans and investment in small and middle market businesses.

“We are looking forward to working with Deutsche Bank as we grow our portfolio of investments” said Chip Stelljes, President. “We believe we have the line of credit we need to grow the business during the next twelve months.”

Gladstone Investment Corporation is an investment company that seeks to make debt and equity investments in small and mid-sized private businesses in the U.S. in connection with acquisitions, changes in control and recapitalizations.  For more information please visit our website at http://www.GladstoneInvestment.com.

For further information contact Investor Relations at 703-287-5835.

This press release may include statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the future performance of the Company.  Words such as “believes,” “expects,” “anticipates,” “estimated,” “plans,” “projects” and “future” or similar expressions are intended to identify forward-looking statements.  These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company’s current plans that are believed to be reasonable as of the date of this press release.  Factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption “Risk factors” of the Company’s Form 10-K dated March 31, 2006, as filed with the Securities and Exchange Commission on June 14, 2006.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.